Exhibit A

                            SHARE EXCHANGE AGREEMENT


         SHARE EXCHANGE AND REORGANIZATION AGREEMENT, dated as of November 17, 2004 (the "Agreement"), between INTERACTIVE MARKETING TECHNOLOGY, INC., a Nevada corporation ("IAMK"); and METROLINK PACIFIC LIMITED, a British Virgin Islands ("BVI") corporation ("MPL"), and IMPERIAL INTERNATIONAL LIMITED, the 100% beneficial stockholder of MPL (the "MPL Shareholder"), ORIENT FINANCIAL SERVICES LIMITED and EMERGING GROWTH PARTNERS INC.


                                  INTRODUCTION


         IAMK desires to acquire all of the issued and outstanding shares of MPL (together with all securities representing equity ownership in MPL, "MPL Capital Stock") solely in exchange for an aggregate of 109,623,006 shares of authorized, but theretofore unissued, shares of common stock, par value $0.01 per share, of IAMK (the "IAMK Common Stock"), representing 85.0% of the fully diluted outstanding IAMK Common Stock giving effect to such issuance. The MPL Shareholder desires to exchange all of its beneficially owned shares of MPL Capital Stock solely for shares of IAMK Common Stock in the amount set forth herein.

         Prior to the date hereof, the respective boards of directors or analogous governing body of each of IAMK and MPL have, and the MPL Shareholder has, approved and adopted this Agreement and it is the intent of the parties hereto that the transactions contemplated hereby be structured so as to qualify as a tax-free exchange under Subchapter C of the U.S. Internal Revenue Code of 1986, as amended (the "Code"), and the provisions of this Agreement will be interpreted in a manner consistent with this intent.

         NOW, THEREFORE, in consideration of the premises and mutual representations, warranties and covenants herein contained, the parties hereby agree as follows:





                                    ARTICLE I

                       ACQUISITION AND EXCHANGE OF SHARES

         Section 1.01 The Agreement. The parties hereto hereby agree that IAMK shall acquire all of the issued and outstanding shares of MPL Capital Stock solely in exchange for an aggregate of 109,623,006 shares of authorized, but theretofore unissued, shares of IAMK Common Stock. The parties hereto agree that at the closing of the transactions contemplated by this Agreement (the "Closing"): (i) MPL will become a wholly-owned subsidiary of IAMK subject to the conditions and provisions of Section 1.03 hereof; and (ii) IAMK will amend its certificate and articles of incorporation and other related charter and authorization documents with the relevant state authorities so as to cause the corporate name thereof to be reasonably satisfactory to MPL.

         Section 1.02      Exchange of Shares.

         (a) At the Closing, IAMK will cause to be issued and held for delivery to the MPL Shareholder or its designees, stock certificates representing an aggregate of 109,623,006 shares of IAMK Common Stock, representing 85.0% of the fully diluted outstanding IAMK Common Stock giving effect to such issuance, in exchange for all of the issued and outstanding shares of MPL Capital Stock, which shares will be delivered to IAMK at the Closing.



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


         (b) The shares of IAMK Common Stock to be issued pursuant to paragraph
(a) of this Section 1.02 will be authorized, but theretofore unissued shares of IAMK Common Stock, and will be issued to the MPL Shareholder or as directed thereby as set forth in Schedule 1.02(b) hereof credited as fully paid.

         (c) All shares of IAMK Common Stock to be issued hereunder shall be deemed "restricted securities" as defined in paragraph (a) of Rule 144 under the Securities Act of 1933, as amended (the "Securities Act"), and the MPL Shareholder will represent in writing that they are acquiring said shares for investment purposes only and without the intent to make a further distribution of such shares. All shares of IAMK Common Stock to be issued under the terms of this Agreement shall be issued pursuant to an exemption from the registration requirements of the Securities Act, under Section 4(2) of the Securities Act and the rules and regulations promulgated thereunder. Certificates representing the shares of IAMK Common Stock to be issued hereunder shall bear a restrictive legend in substantially the following form:

         The shares represented by this certificate have not been registered under the Securities Act of 1933, as amended, and may not be offered for sale, sold, or otherwise disposed of, except in compliance with the registration provisions of such Act or pursuant to an exemption from such registration provisions, the availability of which is to be established to the satisfaction of the Company.

         Section 1.03 Closing. Conditional upon MPL and MPL Shareholder being in their sole and absolute discretion satisfied with the content of the IAMK Disclosure Letter (as defined in Section 2.01) and notifying such to IAMK in writing and there being no breach of any of the representations and warranties of IAMK as set out in Section 2.01 or otherwise in this Agreement, the Closing will take place at a date and time (the "Closing Date") and place to be mutually agreed upon by the parties hereto, which shall be on or before December 20, 2004 (or such later date as the parties may agree in writing), and will be subject to the provisions of Article IV of this Agreement. At the Closing:

         (a) MPL Shareholder will deliver to IAMK share certificates or other evidences representing all of the issued and outstanding MPL Capital Stock, duly endorsed, so as to make IAMK the holder thereof, free and clear of all liens, claims and other encumbrances;

         (b) IAMK will deliver to, or at the direction of, the MPL Shareholder, in accordance with Schedule 1.02(b) hereof, stock certificates representing an aggregate of 109,623,006 shares of IAMK Common Stock, which certificates will bear a standard restrictive legend in the form customarily used with restricted securities and as set forth in Section 1.02(c) above and which shares shall represent approximately 85.0% of the outstanding IAMK Common Stock giving effect to the issuance thereof and the issuance of 10,317,459 shares of IAMK Common Stock issued pursuant to Section 3.01(q);

         (c) IAMK will deliver an Officer's Certificate as described in Sections 4.02(a) and 4.02(b) hereof, dated the Closing Date, certifying that all representations, warranties, covenants, and conditions set forth herein by IAMK are true and correct and not misleading as of, or have been fully performed and complied with by, the Closing Date;

         (d) MPL will deliver an Officer's Certificate as described in Sections 4.01(a) and 4.01(b) hereof, dated the Closing Date, certifying that all representations, warranties, covenants and conditions set forth herein by MPL are true and correct as of, or have been fully performed and complied with by, the Closing Date; and

         (e) IAMK will deliver to MPL evidence that all filings required to be made by it as mentioned in Sections 2.01(c) above has been completed.

         Section 1.04 Approval by Board of Directors. In anticipation of this Agreement, IAMK has taken all necessary and requisite corporate and other action, including without limitation, actions of the Board of Directors in order to approve this Agreement and all transactions contemplated hereby and in connection herewith.

         Section 1.05 Consummation of Transaction. If at the Closing, no condition exists which would permit any of the parties to terminate this Agreement, or a condition then exists and the party entitled to terminate because of that condition elects not to do so, then the transactions herein contemplated shall be consummated upon such date, and then and thereupon, IAMK will file any additional necessary documents that may be required by the State of Nevada, the United States of America, or otherwise.




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



                                   ARTICLE II

                         REPRESENTATIONS AND WARRANTIES

         Section 2.01 Representations and Warranties of IAMK. IAMK hereby represents and warrants to, and agrees with, MPL and the MPL Shareholder that all representations and statements in this Section 2.01 or otherwise contained in this Agreement are and will be true and accurate in all respects as at the date hereof and at all times up to and as at Closing:

         (a) Organization and Qualification. Other than as set forth in Section A of the disclosure letter from IAMK to MPL and the MPL Shareholder in the agreed form (the "IAMK Disclosure Letter"), IAMK has no subsidiaries or affiliated corporation or owns any interest (whether directly or indirectly) in any other enterprise (whether or not such enterprise is a corporation). IAMK is a corporation duly organized, validly existing, and in good standing under the laws of the State of Nevada, with all requisite power and authority, and all necessary consents, authorizations, approvals, orders, licenses, certificates, and permits of and from, and declarations and filings with, all federal, state, local, and other governmental authorities and all courts and other tribunals, to own, lease, license, and use its properties and assets, to issue an aggregate of 119,940,465 IAMK Common Stock contemplated herein and to carry on the businesses in which it is now engaged and the businesses in which it contemplates engaging. Other than as set forth in Section A of the IAMK Disclosure Letter, IAMK is duly qualified to transact the businesses in which it is engaged and is in good standing as a foreign corporation in every jurisdiction in which its ownership, leasing, licensing, or use of property or assets or the conduct of its businesses makes such qualification necessary.


         (b) Capitalization. The authorized capital stock of IAMK immediately prior to a share consolidation of approximately 1.69 to 1 and prior to giving effect to the transactions contemplated hereby to consist of 100,000,000 shares, $.001 par value, of IAMK Common Stock, of which 9,027,777 shares are outstanding, and zero shares of preferred stock. Prior to Closing, IAMK shareholders shall approve and caused to become effective the charter amendments contemplated by Section 3.01 hereof. Each of such outstanding shares of IAMK Common Stock is validly authorized, validly issued, fully paid, and nonassessable, has not been issued and is not owned or held in violation of any preemptive or similar right of stockholders. There is no commitment, plan, or arrangement to issue, and no outstanding option, warrant, or other right calling for the issuance of, any share of capital stock of IAMK or any security or other instrument convertible into, exercisable for, or exchangeable for capital stock of IAMK. There is outstanding no security or other instrument convertible into, or exchangeable or exercisable for, capital stock of IAMK.

         (c) Financial Condition. IAMK is required to and has prior to closing filed with the United States Securities and Exchange (the "SEC") true and correct copies of the following: audited balance sheets of IAMK as of fiscal year-ended February 28, 2003 and 2004; and unaudited balance sheets of IAMK for the quarterly periods ended May 31, 2004 and August 31, 2004; audited statements of income, statements of stockholders' equity, and statements of cash flows of IAMK for the years ended February 28, 2003 and 2004; and unaudited statements of income, statements of stockholders' equity, and statements of cash flows of IAMK for the quarterly periods ended May 31, 2004 and August 31, 2004. Each such balance sheet shall present fairly the financial condition, assets, liabilities, and stockholders' equity of IAMK as of its respective date; each such statement of income and statement of stockholders' equity shall present fairly the results of operations of IAMK for the period indicated; and each such statement of cash flows shall present fairly the information purported to be shown therein. The financial statements referred to in this Section 2.01(c) will have been prepared in accordance with generally accepted accounting principles in the United States consistently applied throughout the periods involved and shall be in accordance with the books and records of IAMK. The financial statements referred to in this
Section 2.01(c) contain all certifications and statements required the SEC's Order, dated June 27, 2002, pursuant to Section 21(a)(1) of the Exchange Act (File No. 4-460), Rule 13a-14 or 15d-14 under the Exchange Act, or 18 U.S.C.
Section 1350 (Sections 302 and 906 of the Sarbanes-Oxley Act of 2002) with respect to the report relating thereto. Since August 31, 2004:

         (i) there has at no time been a material adverse change in the financial condition, results of operations, businesses, properties, assets, liabilities, or future prospects of IAMK;


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


         (ii) IAMK has not authorized, declared, paid, or effected any dividend or liquidating or other distribution in respect of its capital stock or any direct or indirect redemption, purchase, or other acquisition of any stock of IAMK; and


         (iii) the operations and businesses of IAMK have been conducted in all respects only in the ordinary course, except as described in the filings made by IAMK with the SEC.


There is no fact known to IAMK which materially adversely affects or in the future (as far as IAMK can reasonably foresee) may materially adversely affect the financial condition, results of operations, businesses, properties, assets, liabilities, or future prospects of IAMK; provided, however, that IAMK expresses no opinion as to political or economic matters of general applicability. IAMK has made known, or caused to be made known, to the accountants or auditors who have prepared, reviewed, or audited the aforementioned consolidated financial statements all material facts and circumstances which could affect the preparation, presentation, accuracy, or completeness thereof.


         (d) Tax and Other Liabilities. IAMK does not have any material liability of any nature, accrued or contingent, including, without limitation, liabilities for federal, state, local, or foreign taxes and penalties, interest, and additions to tax ("Taxes"), and liabilities to customers or suppliers, other than the following:

         (i) Liabilities for which full provision has been made on the balance sheet and the notes thereto (the "Last IAMK Balance Sheet") as of February 28, 2004 (the "Last IAMK Balance Sheet Date") referred to in Section 2.01(c); and


         (ii) Other liabilities arising since the Last IAMK Balance Sheet Date and prior to Closing in the ordinary course of business (which shall not include liabilities to customers on account of defective products or services) which are not material nor inconsistent with the representations and warranties of IAMK or any other provision of this Agreement.


Without limiting the generality of the foregoing, the amounts set up as provisions for Taxes on the Last IAMK Balance Sheet are sufficient for all accrued and unpaid Taxes of IAMK, whether or not due and payable and whether or not disputed, under tax laws, as in effect on the Last IAMK Balance Sheet Date or now in effect, for the period ended on such date and for all fiscal periods prior thereto. The execution, delivery, and performance of this Agreement by IAMK will not cause any Taxes to be payable (other than those that may possibly be payable by the MPL Shareholder as a result of the contribution of their shares of MPL Capital Stock to IAMK) or cause any lien, charge, or encumbrance to secure any Taxes to be created either immediately or upon the nonpayment of any Taxes other than on the properties or assets of the MPL Shareholder. The Internal Revenue Service has audited and settled or the statute of limitations has run upon all federal income tax returns of IAMK for all taxable years up to and including the taxable year ended February 28, 2004. IAMK has filed all federal, state, local, and foreign tax returns required to be filed by it; has delivered to the MPL Shareholder a true and correct copy of each such return which was filed in the past six years; has paid (or has established on the Last IAMK Balance Sheet a reserve for) all Taxes, assessments, and other governmental charges payable or remittable by it or levied upon it or its properties, assets, income, or franchises which are due and payable; and has delivered to the MPL Shareholder a true and correct copy of any report as to adjustments received by it from any taxing authority during the past six years and a statement as to any litigation, governmental or other proceeding (formal or informal), or investigation pending, threatened, or in prospect with respect to any such report or the subject matter of such report.


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


         (e) Litigation and Claims. Except as described in Section G of the IAMK Disclosure Letter, there is no litigation, arbitration, claim, governmental or other proceeding (formal or informal), or investigation pending or, to the best of IAMK's knowledge, threatened, or in prospect (or any basis therefor known to IAMK) with respect to IAMK or any of its businesses, properties, or assets. IAMK is not affected by any present or threatened strike or other labor disturbance nor to the knowledge of IAMK, is any union attempting to represent any employee of IAMK as collective bargaining agent. IAMK is not in violation of, or in default with respect to, any law, rule, regulation, order, judgment, or decree which violation or default would have a material adverse effect on IAMK or its business and operations; nor is IAMK required to take any action in order to avoid such violation or default.


         (f)      Properties.


                  (i) IAMK owns no real property. IAMK has good title to all personal properties and assets material to IAMK and used in its businesses or owned by it (except real and other properties and assets material to IAMK as are held pursuant to leases or licenses described in Section B or C of the IAMK Disclosure Letter), free and clear of all liens, mortgages, security interests, pledges, charges, and encumbrances (except such as are listed in Section D of the IAMK Disclosure Letter).


                  (ii) Set forth in Section B of the IAMK Disclosure Letter is a true and complete list of all tangible properties and assets owned by IAMK or leased or licensed by IAMK from or to a third party (including inventory but not including Intangibles (as hereinafter defined)), and with respect to such properties and assets leased or licensed by IAMK from or to a third party, a description of such lease or license. All such properties and assets (including Intangibles) owned by IAMK are reflected on the Last IAMK Balance Sheet (except for acquisitions subsequent to the Last IAMK Balance Sheet Date and prior to the Closing Date, which are either noted in Section B or C of the IAMK Disclosure Letter or are approved in writing by MPL). All tangible properties and assets owned by IAMK or leased or licensed by IAMK from or to a third party are in good and usable condition (reasonable wear and tear which is not such as to affect adversely the operation of the businesses of IAMK excepted).


                  (iii) To the best of IAMK's knowledge, no real property leased or licensed by IAMK from or to a third party lies in an area which is, or will be, subject to zoning, use, or building code restrictions which would prohibit, and, to the best of IAMK's knowledge, no state of facts relating to the actions or inaction of another person or entity or his or its ownership, leasing, or licensing of any real or personal property exists or will exist which would prevent, the continued effective ownership, leasing, or licensing of such real property in the businesses in which IAMK is now engaged or the businesses in which it contemplates engaging.


                  (iv) The properties and assets (including Intangibles (as hereinafter defined)) owned by IAMK (other than those leased or licensed by IAMK to a third party) or leased or licensed by IAMK from a third party constitute all such properties and assets which are necessary to the businesses of IAMK as presently conducted.


                  (v) IAMK has not caused or permitted its businesses properties, or assets to be used to generate, manufacture, refine, transport, treat, store, handle, dispose of, transfer, produce, or process any Hazardous Substance (as such term is defined in this Section 2.01(f)(v)) except in compliance with all applicable laws, rules, regulations, orders, judgments, and decrees, and has not caused or permitted the Release (as such term is defined in this Section 2.01(f)(v)) of any Hazardous Substance on or off the site of any property of IAMK. The term "Hazardous Substance" shall mean any hazardous waste, as defined by 42 U.S.C. ss.6903(5), any hazardous substance, as defined by 42 U.S.C. ss.9601(14), any pollutant or contaminant, as defined by 42 U.S.C. ss.9601(33), and all toxic substances, hazardous materials, or other chemical substances regulated by any other law, rule, or regulation. The term "Release" shall have the meaning set forth in 42 U.S.C. ss.9601(22).


         (g) Contracts and Other Instruments. Section D of the IAMK Disclosure Letter contains a true and correct statement of the information required to be contained therein regarding material contracts, agreements, instruments, leases, licenses, arrangements, or understandings with respect to IAMK. IAMK has furnished to the MPL Shareholder (i) the certificate of incorporation (or other charter document) and by-laws of IAMK and all amendments thereto, as presently in effect, and (ii) the following: (A) true and correct copies of all material contracts, agreements, and instruments referred to in Section D of the IAMK Disclosure Letter; (B) true and correct copies of all material leases and licenses referred to in Section B or C of the IAMK Disclosure Letter hereto; and
(C) true and correct written descriptions of all material supply, distribution, agency, financing, or other arrangements or understandings referred to in Section B or C of the IAMK Disclosure Letter. To the best of IAMK's knowledge, neither IAMK nor (to the knowledge of IAMK) any other party to any such material contract, agreement, instrument, lease, or license is now or expects in the future to be in violation or breach of, or in default with respect to complying with, any term thereof, and each such material contract, agreement, instrument, lease, or license is in full force and is (to the best of IAMK's knowledge in the case of third parties) the legal, valid, and binding obligation of the parties thereto and (subject to applicable bankruptcy, insolvency, and other laws affecting the enforceability of creditors' rights generally) is enforceable as to them in accordance with its respective terms. Each such material supply, distribution, agency, financing, or other arrangement or understanding is a valid and continuing arrangement or understanding; neither IAMK nor any other party to any such arrangement or understanding has given notice of termination or taken any action inconsistent with the continuance of such arrangement or understanding; and the execution, delivery, and performance of this Agreement will not prejudice any such arrangement or understanding in any way. IAMK enjoys peaceful and undisturbed possession under all material leases and licenses under which it is operating. IAMK is not party to, or bound by, any contract, agreement, instrument, lease, license, arrangement, or understanding, or subject to any charter or other restriction, which has had or (to the knowledge of IAMK) may in the future have a material adverse effect on the financial condition, results of operations, businesses, properties, assets, liabilities, or future prospects of IAMK. IAMK has not engaged within the last five years in, is not engaging in, and does not intend to engage in any transaction with, and has not had within the last five years, does not now have, and does not intend to have any material contract, agreement, instrument, lease, license, arrangement, or understanding with, any stockholder of IAMK, any director, officer, or employee of IAMK (except for employment agreements listed in Section D of the IAMK Disclosure Letter and employment and compensation arrangements described in Section E of the IAMK Disclosure Letter), any relative or affiliate of any stockholder of IAMK or of any such director, officer, or employee, or any other corporation or enterprise in which any stockholder of IAMK, any such director, officer, or employee, or any such relative or affiliate then had or now has a 5% or greater equity or voting or other substantial interest, other than those listed and so specified in Section D of the IAMK Disclosure Letter. The stock ledgers and stock transfer books relating to all issuances and transfers of stock by IAMK and the minute book records of IAMK and all proceedings of the stockholders and the Board of Directors and committees thereof of IAMK since their respective incorporations made available to counsel to MPL and the MPL Shareholder are the original stock ledgers and stock transfer books and minute book records of IAMK or exact copies thereof. IAMK is not in violation or breach of, or in default with respect to, any term of its certificate of incorporation (or other charter document) or by-laws.



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


         (h)      Employees.


                  (i) IAMK does not have, or contribute to, any pension, profit-sharing, option, other incentive plan, or any other type of Employee Benefit Plan (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), or has any obligation to or customary arrangement with employees for bonuses, incentive compensation, vacations, severance pay, sick pay, sick leave, insurance, service award, relocation, disability, tuition refund, or other benefits, whether oral or written, except as set forth in Section E of the IAMK Disclosure Letter. IAMK has furnished to MPL and the MPL Shareholder: (A) true and correct copies of all documents evidencing plans, obligations, or arrangements referred to in Section E of the IAMK Disclosure Letter (or true and correct written summaries, so initialed, of such plans, obligations, or arrangements to the extent not evidenced by documents) and true and correct copies, so initialed, of all documents evidencing trusts, summary plan descriptions, and any other summaries or descriptions relating to any such plans; (B) the two most recent annual reports (Form 5500's), if any, including all schedules thereto and the most recent annual and periodic accounting of related plan assets with respect to each Employee Benefit Plan; (C) the two most recent actuarial valuations with respect to each Pension Plan (as defined in Section 3(2) of ERISA) subject to Title IV of ERISA; and (D) the most recent determination letter issued by the Internal Revenue Service with respect to each Pension Plan.


                  (ii) If any Employee Benefit Plan of IAMK were to be terminated on the day prior to Closing Date, (A) no liability under Title IV of ERISA would be incurred by IAMK or MPL and (B) all Accrued Benefits (as defined in this Section 2.01(h)(ii)) to such day prior to the Closing Date (whether or not vested) would be fully funded in accordance with the assumptions contained in the regulations of the Pension Benefit Guaranty Corporation governing the funding of terminated defined benefit plans. For purposes hereof, "Accrued Benefits" shall include the value of disability, pre-retirement, death benefits, and all supplements, subsidized, ancillary, and optional forms of benefits. All Accrued Liabilities (for contributions or otherwise) (as defined in this Section 2.01(h)(ii)) of IAMK as of the Closing Date to each Employee Benefit Plan and with respect to each obligation to, or customary arrangement with, employees for bonuses, incentive compensation, vacations, severance pay, sick pay, sick leave, insurance, service award, relocation, disability, tuition refund, or other benefits, whether oral or written, have been paid or accrued for all periods ending prior to the Closing Date and no payment to any Employee Benefit Plan or with respect to any such obligation or arrangement since the Last IAMK Balance Sheet Date has been disproportionately large compared to prior payments. For purposes hereof, "Accrued Liabilities" shall include a pro rata contribution to each Employee Benefit Plan or with respect to each such obligation or arrangement for that portion of a plan year or other applicable period which commences prior to, and ends after, the Closing Date, and Accrued Liabilities for any portion of a plan year or other applicable period shall be determined by multiplying the liability for the entire such year or period by a fraction, the numerator of which is the number of days preceding the Closing Date in such year or period and the denominator of which is the number of days in such year or period, as the case may be.


                  (iii) There has been no violation of the reporting and disclosure requirements imposed either under ERISA or the Code for which a penalty has been or may be imposed with respect to any Employee Benefit Plan of IAMK. There has been no breach of fiduciary duty or responsibility with respect to any Employee Benefit Plan of IAMK. No Employee Benefit Plan of IAMK or related trust has any liability of any nature, accrued or contingent, including without limitation liabilities for Taxes, other than for routine payments to be made in due course to participants and beneficiaries, except as set forth in Section E of the IAMK Disclosure Letter. IAMK does not have any formal plan or commitment, whether or not legally binding, to create any additional or modify any existing Employee Benefit Plan or benefit obligation or arrangement described in Section 2.01(h)(i)). Each Employee Benefit Plan of IAMK which is a group health plan within the meaning of Section 5000(b)(1) of the Code is and has been maintained in full compliance with the applicable requirements of
Section 4980B of the Code. Other than the health care continuation requirements of Section 4980B of the Code, IAMK does not have any obligation to provide post-retirement medical benefits or life insurance coverage or any deferred compensation benefits to any present or former employees. There is no litigation, arbitration, claim, governmental or other proceeding (formal or informal), or investigation pending, threatened, or (to the best of IAMK's knowledge) in prospect (or any basis therefore known to IAMK) with respect to any Employee Benefit Plan of IAMK or related trust or with respect to any fiduciary, administrator, or sponsor (in its capacity as such) of any Employee Benefit Plan. No Employee Benefit Plan of IAMK or related trust and no such obligation or arrangement is in violation of, or in default with respect to, any law, rule, regulation, order, judgment, which violation or default would have a material adverse effect thereon or decree nor is IAMK, any Employee Benefit Plan of IAMK, or any related trust required to take any action in order to avoid any such violation or default. No event has occurred, or is (to the best of IAMK's knowledge) threatened or about to occur, which would constitute a prohibited transaction under Section 406 of ERISA.



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

                  (iv) Each Pension Plan maintained for the employees of IAMK has been qualified, from its inception, under Section 401(a) of the Code and any related trust has been an exempt trust for such period under Section 501 of the Code. Each Pension Plan has been operated in accordance with its terms. No Pension Plan which is subject to Title IV of ERISA has an accumulated or waived funding deficiency within the meaning of Section 412 of the Code. No investigation or review by the Internal Revenue Service is currently pending or (to the knowledge of IAMK) is contemplated in which the Internal Revenue Service has asserted or may assert that any Pension Plan is not qualified under Section 401(a) of the Code or that any related trust is not exempt under Section 501 of the Code. Neither IAMK, nor any organization to which IAMK is a successor or parent corporation, within the meaning of Section 4069(b) of ERISA, has divested itself of any entity maintaining or with an obligation to contribute to any Pension Plan which had an "amount of unfunded benefit liabilities," as defined in Section 4001(a)(18) of ERISA, at the time of such divestiture. No assessment of any federal taxes with respect to any Employee Benefit Plan of IAMK has been made or (to the knowledge of IAMK) is contemplated against IAMK, or any related trust of any Pension Plan of IAMK, and nothing has occurred which would result in the assessment of unrelated business taxable income under the Code with respect to any Employee Benefit Plan of IAMK. Form 5500's have been timely filed with respect to all Pension Plans of IAMK. No event has occurred or (to the knowledge of IAMK) is threatened or about to occur which would constitute a reportable event within the meaning of Section 4043(b) of ERISA. No notice of termination has been filed by the plan administrator pursuant to Section 4041 of ERISA or issued by the Pension Benefit Guaranty Corporation pursuant to Section 4042 of ERISA with respect to any Pension Plan of IAMK.


                  (v) IAMK does not currently contribute to, and has not ever effectuated either a complete or partial withdrawal from, any multiemployer Pension Plan within the meaning of Section 3(37) of ERISA.


                  (vi) Section E of the IAMK Disclosure Letter contains a true and correct statement of the names, relationship with IAMK, present rates of compensation (whether in the form of salary, bonuses, commissions, or other supplemental compensation now or hereafter payable), and aggregate compensation for the fiscal year ended December 31, 2003 of (A) each director, officer, or other employee of IAMK whose aggregate compensation for the fiscal year ended December 31, 2003 exceeded US$25,000 or whose aggregate compensation presently exceeds the rate of US$25,000 per annum and (B) all sales agents, dealers, or distributors of IAMK. Since January 1, 2004, IAMK has not changed the rate of compensation of any of its directors, officers, employees, agents, dealers, or distributors, nor has any Employee Benefit Plan or program of IAMK been instituted or amended to increase benefits thereunder. There is no contract, agreement, plan, arrangement, or understanding covering any person that, individually or collectively, could give rise to the payment of any amount that would not be deductible by IAMK by reason of Section 280G of the Code.


                  (vii) IAMK has not extended or maintained credit, arranged for the extension of credit, or renewed an extension of credit, in the form of a personal loan to or for any director or executive officer (or equivalent thereof) thereof.


         (i) Patents, Trademarks, Et Cetera. IAMK does not own or have pending, and is not licensed or otherwise permitted to use, any material patent, patent application, trademark, trademark application, service mark, copyright, copyright application, franchise, trade secret, computer program (in object or source code or otherwise), or other intangible property or asset (collectively, "Intangibles"), other than as described in Section C of the IAMK Disclosure Letter. Each Intangible is validly issued and is currently in force and uncontested in all jurisdictions in which it is used or in which such use is contemplated. Section C of the IAMK Disclosure Letter contains a true and correct listing of: (i) all Intangibles which are owned (either in whole or in part), used by, or licensed to IAMK or which otherwise relate to the businesses of IAMK, and a description of each such Intangible which identifies its owner, registrant, or applicant; (ii) all contracts, agreements, instruments, leases, and licenses and identification of all parties thereto under which IAMK owns or uses any Intangible (whether or not under license from third parties), together with the identification of the owner, registrant, or applicant of each such Intangible; (iii) all contracts, agreements, instruments, leases, and licenses and identification of all parties thereto under which IAMK grants the right to use any Intangible; (iv) all validity, infringement, right-to-use, or other opinions of counsel (whether in-house or outside) which concern the validity, infringement, or enforceability of any Intangible owned or controlled by a party other than IAMK which relates to the businesses, properties, or assets of IAMK. Except as specified in Section C of the IAMK Disclosure Letter, to the knowledge of IAMK: (v) IAMK is the sole and exclusive owner or licensee of, and (other than those exclusively licensed by IAMK to a third party) has the right to use, all Intangibles; (vi) no Intangible is subject to any order, judgment, decree, contract, agreement, instrument, lease, or license restricting the scope of the use thereof; (vii) during the last five years, IAMK has not been charged with, and has not charged others with, unfair competition, infringement of any Intangible, or wrongful use of confidential information, trade secrets, or secret processes; and (viii) IAMK is not using any patentable invention, confidential information, trade secret, or secret process of others. There is no right under any Intangible necessary to the businesses of IAMK as presently conducted or as it contemplates conducting, except such as are so designated in Section C of the IAMK Disclosure Letter. Except as described in Section C of the IAMK Disclosure Letter, IAMK has not infringed, is not infringing, and has not received notice of infringement in respect of the Intangibles or asserted Intangibles of others, nor has IAMK been advised by counsel or others that it is infringing or may infringe the Intangibles or asserted Intangibles of others if any currently contemplated business activity is effectuated. To the knowledge of IAMK, there is no infringement by others of Intangibles of IAMK. As far as IAMK can reasonably foresee, there is no Intangible or asserted Intangible of others that may materially adversely affect the financial condition, results of operations, businesses, properties, assets, liabilities, or future prospects of IAMK. All material contracts, agreements, instruments, leases, and licenses pertaining to Intangibles to which IAMK is a party, or to which any of its businesses, properties, or assets are subject, are in compliance in all material respects with all laws, rules, regulations, orders, judgments, and decrees binding on IAMK or to which any of its businesses, properties, or assets are subject. IAMK did not register any trademark, tradename or service mark, design, or name used by IAMK to identify its products, businesses, or services. Neither any stockholder of IAMK, any director, officer, or employee of IAMK, any relative or affiliate of any stockholder of IAMK, any such director, officer, or employee, nor any other corporation or enterprise in which any stockholder of IAMK, any such director, officer, or employee, or any such relative or affiliate had or now has a 5% or greater equity or voting or other substantial interest, possesses any Intangible which relates to the businesses of IAMK.


         (j) Questionable Payments. Neither IAMK, nor any director, member of management, officer, agent, employee, or other person associated with, or acting on behalf of, IAMK, nor any stockholder of IAMK has, directly or indirectly: used any corporate funds for unlawful contributions, gifts, entertainment, or other unlawful expenses relating to political activity; made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns from corporate funds; violated any provision of the Foreign Corrupt Practices Act of 1977, as amended; or made any bribe, rebate, payoff, influence payment, kickback, or other unlawful payment.

         (k) Authority. IAMK has all requisite power and authority to execute, deliver, and perform this Agreement. All necessary corporate proceedings of IAMK have been duly taken to authorize the execution, delivery, and performance of this Agreement thereby. This Agreement has been duly authorized, executed, and delivered by IAMK, constitutes the legal, valid, and binding obligation of IAMK, and is enforceable as to IAMK in accordance with its terms. Except as otherwise set forth in this Agreement, no consent, authorization, approval, order, license, certificate, or permit of or from, or declaration or filing with, any federal, state, local, or other governmental authority or any court or other tribunal is required by IAMK for the execution, delivery, or performance of this Agreement by IAMK. No consent of any party to any material contract, agreement, instrument, lease, license, arrangement, or understanding to which IAMK is a party, or to which it or any of its businesses, properties, or assets are subject, is required for the execution, delivery, or performance of this Agreement (except such consents referred to in Section D of the IAMK Disclosure Letter); and the execution, delivery, and performance of this Agreement will not (if the consents referred to in Section D of the IAMK Disclosure Letter are obtained prior to the Closing) violate, result in a breach of, conflict with, or (with or without the giving of notice or the passage of time or both) entitle any party to terminate or call a default under, entitle any party to receive rights or privileges that such party was not entitled to receive before this Agreement was executed under, or create any obligation on the part of IAMK to which it was not subject immediately before this Agreement was executed under, any term of any such material contract, agreement, instrument, lease, license, arrangement, or understanding, or violate or result in a breach of any term of the certificate of incorporation (or other charter document) or by-laws of IAMK, or (if the provisions of this Agreement are satisfied) violate, result in a breach of, or conflict with any law, rule, regulation, order, judgment, or decree binding on IAMK or to which any of its businesses, properties, or assets are subject, which violation or breach would have a material adverse effect on IAMK. Neither IAMK, nor any of its officers, members of management, directors, employees, or agents has employed any broker or finder or incurred any liability for any fee, commission, or other compensation payable by any person on account of alleged employment as a broker or finder, or alleged performance of services as a broker or finder, in connection with or as a result of this Agreement or the transactions contemplated hereby and in connection herewith.


         (l) Status of Shares of IAMK Common Stock To Be Issued. Assuming without investigation that the MPL Common Stock outstanding on the Closing Date are validly authorized, validly issued and fully paid, the shares of IAMK Common Stock to be issued pursuant to Section 1.02(a) hereof, and, in any case, the shares of IAMK Common Stock issuable pursuant to Section 3.01(q) hereof, are validly authorized and, when the such shares of IAMK Common Stock have been duly delivered pursuant to the terms of this Agreement, such shares of IAMK Common Stock will be validly issued, fully paid, and nonassessable and will not have been issued, owned or held in violation of any preemptive or similar right of stockholder.


         (m) Insurance. All policies of fire and other insurance against casualty and other losses and public liability insurance carried by IAMK are described in Section F of the IAMK Disclosure Letter (including the risks covered and limits of such policies) and are in full force and effect. All premiums in respect of such policies for which premium notices have been received have been paid in full as the same become due and payable. IAMK has not failed to give any notice or present any claim under any insurance policy in due and timely fashion. There are no actual claims or claims threatened in writing, or claims which the board of directors of IAMK are aware of against IAMK which could come within the scope of such coverage nor are any such policies currently threatened with cancellation. There are no outstanding requirements or recommendations by any insurance company that issued a policy with respect to any of the respective assets, the businesses, or operations of IAMK or by any Board of Fire Underwriters or other body exercising similar functions or by any governmental authority requiring or recommending any repairs or other work to be done on, or with respect to, any of the assets of IAMK or requiring or recommending any equipment or facilities to be installed on any premises from which the businesses of IAMK is conducted or in connection with any of the respective assets thereof. IAMK does not have any knowledge of any material proposed increase in applicable insurance rates or of any conditions or circumstances applicable to the businesses thereof that might result in such increases. No such policy is terminable by virtue of the transactions contemplated by this Agreement.


         (n) Trading Matters. At the date hereof and at the Closing Date:

(i) the IAMK Common Stock is traded and quoted in the pink sheet over the counter market of the National Association of Securities Dealers;

(ii) IAMK has and shall have performed or satisfied all of its undertakings to, and of its obligations and requirements with, the SEC; and


                  (iii) IAMK has not, and shall not have taken any action that would preclude, or otherwise jeopardize, the inclusion of the IAMK Common Stock for quotation on the OTC Bulletin Board.

         (o)      Reorganization.


                  (i) IAMK has not taken and has not agreed to take any action (other than actions contemplated by this Agreement) that could reasonably be expected to prevent the transactions contemplated by this Agreement from constituting a "reorganization" under section 368(b) of the Code or as an acquisition of in excess of 80% of the stock of a corporation in exchange for property under Section 351 of the Code. IAMK is not aware of any agreement, plan or other circumstance that could reasonably be expected to prevent the transactions contemplated by this Agreement from so qualifying.


                  (ii) IAMK has no plan or intention to reacquire, and, to IAMK's knowledge, no person related to IAMK within the meaning of Treasury Regulations Section 1.368-1 has a plan or intention to acquire, any of the IAMK Common Stock to be issued pursuant to Section 1.02(a) hereof.


         (p) Completeness of Disclosure. No representation or warranty by IAMK in this Agreement contains or, and at the Closing Date will contain, an untrue or misleading statement of material fact or omits or, at the Closing Date, will omit to state a material fact required to be stated therein or necessary to make the statements made not misleading.

         (q)      Periodic Reporting.

(i) The IAMK Common Stock has been registered under Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and IAMK is subject to the periodic reporting requirements of Section 13 of the Exchange Act. IAMK has heretofore provided to MPL and the MPL Shareholder true, complete, and correct copies of all forms, reports, schedules, statements, and other documents required to be filed by it under the Exchange Act since at least March 2, 2001 as such documents have been amended since the time of the filing thereof (the "IAMK SEC Documents"). The IAMK SEC Documents, including, without limitation, any financial statements and schedules included therein, at the time filed or, if subsequently amended, as so amended, (i) did not contain any untrue statement of a material fact required to be stated therein or necessary in order to make the statements therein not misleading and (ii) complied in all respects with the applicable requirements of the Exchange Act and the applicable rules and regulations thereunder. The financial statements included in the IAMK SEC Documents complied when filed as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles in the United States, applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto or, in the case of unaudited financial statements, as permitted by the rules and regulations of the Commission) and fairly present, subject in the case of the unaudited financial statements, to customary year end audit adjustments, the financial position of IAMK as at the dates thereof and the results of its operations and cash flows.

(ii) The Company maintains disclosure controls and procedures required by Rule 13a-15 or 15d-15 under the Exchange Act; such controls and procedures are effective to ensure that all material information concerning the Company and its subsidiaries is made known on a timely basis to the individuals responsible for the preparation of the Company's filings with the SEC and other public disclosure documents. IAMK has delivered to MPL copies of, all written descriptions of, and all policies, manuals and other documents promulgating, such disclosure controls and procedures. To IAMK's knowledge, each director and executive officer thereof has filed with the SEC on a timely basis all statements required by Section 16(a) of the Exchange Act and the rules and regulations thereunder since January 1, 2002. As used in the this Section 2.01(r), the term "file" shall be broadly construed to include any manner in which a document or information is furnished, supplied or otherwise made available to the SEC.

(iii) The Chief Executive Officer and the Chief Financial Officer of IAMK have signed, and the Company has furnished to the SEC, all certifications required by Sections 302 and 906 of the Sarbanes-Oxley Act of 2002; such certifications contain no qualifications or exceptions to the matters certified therein and have not been modified or withdrawn; and neither IAMK nor any of its officers has received notice from any governmental entity questioning or challenging the accuracy, completeness, form or manner of filing or submission of such certifications.

(iv) IAMK has heretofore provided MPL with complete and correct copies of all certifications filed with the SEC pursuant to Sections 302 and 906 of Sarbanes-Oxley Act of 2002 and hereby reaffirms, represents and warrants to MPL the matters and statements made in such certificates.

         (r) Compliance with Law and Government Regulations.

(i) IAMK is in compliance with, and is not in violation of, applicable federal, state, local or foreign statutes, laws and regulations (including without limitation, any applicable building, zoning or other law, ordinance or regulation) affecting its properties, assets or the operation of its business. IAMK is not subject to any order, decree, judgment or other sanction of any court, administrative agency or other tribunal.

(ii) Each of IAMK, its directors and its senior financial officers has consulted with IAMK's independent auditors and with IAMK's outside counsel with respect to, and (to the extent applicable to IAMK) is familiar in all material respects with all of the requirements of, Sarbanes-Oxley Act of 2002. IAMK is in compliance with the provisions of such act applicable to it as of the date hereof and has implemented such programs and has taken reasonable steps, upon the advice of IAMK's independent auditors and outside counsel, respectively, to ensure IAMK's future compliance (not later than the relevant statutory and regulatory deadlines therefore) with all provisions of such act which shall become applicable thereto after the date hereof.

         (s) Legal Proceedings and History. IAMK hereby represents that, unless otherwise disclosed herein or in the IAMK Disclosure Letter, no officer, director or affiliate of IAMK, has been, within the five years ending on the Closing Date, a party to any bankruptcy petition against such person or against any business of which such person was affiliated; convicted in a criminal proceeding or subject to a pending criminal proceeding (excluding traffic violations and other minor offenses); subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting their involvement in any type of business, securities or banking activities; or found by a court of competent jurisdiction in a civil action, by the SEC or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

         Section 2.02 Representations and Warranties of MPL. MPL hereby represents and warrants to, and agrees with, IAMK:

         (a) Organization and Qualification. MPL owns no subsidiary or affiliate corporation or owns any interest in any other enterprise (whether or not such enterprise is a corporation) other than those disclosed to IAMK in the MPL Disclosure Letter (as herein defined). Section A of the letter, dated even date herewith, from MPL to IAMK (the "MPL Disclosure Letter"), correctly sets forth as to MPL its place of incorporation, principal place of business, jurisdictions in which it is qualified to do business, and the businesses which it presently conducts and which it contemplates conducting. MPL is a corporation duly organized, validly existing, and in good standing under the laws of BVI, with all requisite power and authority, and all necessary consents, authorizations, approvals, orders, licenses, certificates, and permits of and from, and declarations and filings with, all federal, state, local, and other governmental authorities and all courts and other tribunals, to own, lease, license, and use its properties and assets and to carry on the businesses in which it is now engaged and the businesses in which it contemplates engaging. Except in the BVI, MPL is duly qualified to transact the businesses in which it is engaged. MPL is in good standing as a foreign corporation in every jurisdiction in which its ownership, leasing, licensing, or use of property or assets or the conduct of its businesses makes such qualification necessary.


         (b) Capitalization. The authorized capital stock of MPL consists of 50,000 shares of US$1.00 each, one hundred and twenty of which shares are issued and outstanding. Each of the outstanding shares of MPL Capital Stock is validly authorized, validly issued, fully paid, and nonassessable, has not been issued and is not owned or held in violation of any preemptive right of stockholders and by the owners set forth in Section A of the MPL Disclosure Letter, in each case free and clear of all liens, security interests, pledges, charges, encumbrances, stockholders' agreements, and voting trusts. There is no commitment, plan, or arrangement to issue, and no outstanding option, warrant, or other right calling for the issuance of, any share of MPL Capital Stock or any security or other instrument convertible into, exercisable for, or exchangeable for MPL Capital Stock. There is outstanding no security or other instrument convertible into or exercisable or exchangeable for MPL Capital Stock.


         (c) Financial Condition. MPL has delivered to IAMK true and correct copies of the following: proforma audited combined balance sheets of MPL as of December 31, 2002 and December 31, 2003; and proforma audited combined statements of operations, statements of stockholders' equity, and statements of cash flows of MPL for the two years ended December 31, 2002 and December 31, 2003. Each such balance sheet presents fairly the financial condition, assets, liabilities, and stockholders' equity of MPL as of its date; each such statement of income and consolidated statement of stockholders' equity presents fairly the results of operations of MPL for the period indicated; and each such statement of cash flows presents fairly the information purported to be shown therein. The financial statements referred to in this Section 2.02(c) have been prepared in accordance with generally accepted accounting principles in the United States consistently applied throughout the periods involved and are in accordance with the books and records of MPL. Since December 31, 2003:


                  (i) there has at no time been a material adverse change in the financial condition, results of operations, business, properties, assets, liabilities, or future prospects of MPL;


                  (ii) MPL has not authorized, declared, paid, or effected any dividend or liquidating or other distribution in respect of its capital stock or any direct or indirect redemption, purchase, or other acquisition of any stock of MPL;


                  (iii) The operations and businesses of MPL have been conducted in all respects only in the ordinary course, except for the transactions contemplated hereby and in connection herewith;


                  (iv) There has been no accepted purchase order or quotation, arrangement, or understanding for future sale of the products or services of MPL that MPL expects will not be profitable; and


                  (v) MPL has not suffered an extraordinary loss (whether or not covered by insurance) or waived any right of substantial value.

There is no fact known to MPL which materially adversely affects or in the future (as far as MPL can reasonably foresee) may materially adversely affect the financial condition, results of operations, business, properties, assets, liabilities, or future prospects of MPL; provided, however, that MPL expresses no opinion as to political or economic matters of general applicability. MPL has made known, or caused to be made known, to the accountants or auditors who have prepared, reviewed, or audited the aforementioned consolidated financial statements all material facts and circumstances which could affect the preparation, presentation, accuracy or completeness thereof. The statement of combined operations of MPL for the year ended December 31, 2003 shall be audited in accordance with generally accepted accounting principles in the United States consistently applied throughout the periods involved, shall contain all certifications and statements required pursuant to the SEC's Order, dated June 27, 2002, pursuant to Section 21(a)(1) of the Exchange Act (File No. 4-460), Rule 13a-14 or 15d-14 under the Exchange Act, or 18 U.S.C. Section 1350 (Sections 302 and 906 of the Sarbanes-Oxley Act of 2002) with respect to the report relating thereto, and shall indicate that: (vi) the gross revenue of MPL for such period shall be approximately US$5,000,000 and net income of at least US$3,500,000.


         (d) Tax and Other Liabilities. MPL does not have any material liability of any nature, accrued or contingent, including, without limitation, liabilities for Taxes, and liabilities to customers or suppliers, other than the following:


                  (i) Liabilities for which full provision has been made on the combined proforma balance sheet and the notes thereto (the "Last MPL Balance Sheet") as of December 31, 2003 (the "Last MPL Balance Sheet Date") referred to in Section 2.02(c); and


                  (ii) Other liabilities arising since the Last MPL Balance Sheet Date and prior to the Closing Date in the ordinary course of business (which shall not include liabilities to customers on account of defective products or services) or in connection with the transactions contemplated hereby or in connection herewith which are not inconsistent with the representations and warranties of MPL or any other provision of this Agreement.


Without limiting the generality of the foregoing, the amounts set up as provisions for Taxes on the Last MPL Balance Sheet are sufficient for all accrued and unpaid Taxes of MPL, whether or not due and payable and whether or not disputed, under tax laws, as in effect on the Last MPL Balance Sheet Date or now in effect, for the period ended on such date and for all fiscal periods prior thereto. The execution, delivery, and performance of this Agreement by MPL will not cause any Taxes to be payable other than by the stockholders of MPL or cause any lien, charge, or encumbrance to secure any Taxes to be created either immediately or upon the nonpayment of any Taxes other than on the properties or assets of the stockholders of MPL. MPL was incorporated in the BVI under the International Business Companies Act and is exempted from tax filings in the BVI. MPL has not been required to file any tax returns by any overseas tax authorities or required to pay any taxes, assessments, and other governmental charges payable or remittable by it or levied upon it or its properties, assets, income, or franchises which are due and payable. MPL is not subject to any litigation, governmental or other proceeding (formal or informal), or investigation pending, threatened, or in prospect with respect to any such report or the subject matter of such report.


         (e) Litigation and Claims. There is no litigation, arbitration, claim, governmental or other proceeding (formal or informal), or investigation pending, threatened, or, to the best of MPL's knowledge, in prospect (or any basis therefor known to MPL), with respect to MPL or any of its businesses, properties, or assets. MPL is not affected by any present or threatened strike or other labor disturbance nor to the knowledge of MPL is any union attempting to represent any employee of MPL as collective bargaining agent. MPL is not in violation of, or in default with respect to, any law, rule, regulation, order, judgment, or decree which violation or default would have a material adverse effect upon MPL; nor is MPL required to take any action in order to avoid such violation or default.


         (f)      Properties.


                  (i) MPL does not own any legal or equitable interest in any real property. MPL has good title to all other properties and assets material to MPL, used in its business or owned by it (except real and other properties and assets as are held pursuant to leases or licenses described in Section B or C of the MPL Disclosure Letter), free and clear of all liens, mortgages, security interests, pledges, charges, and encumbrances (except such as are listed in Section D of the MPL Disclosure Letter).


                  (ii) All accounts and notes receivable reflected on the Last MPL Balance Sheet, or arising since the Last MPL Balance Sheet Date, have been collected, or are and will be good and collectible, in each case at the aggregate recorded amounts thereof without right of recourse, defense, deduction, return of goods, counterclaim, offset, or set off on the part of the obligor, and, if not collected, can reasonably be anticipated to be paid within 180 days of the date incurred.


                  (iii) All production in progress of MPL is usable, in current production and marketable, on a normal basis in the existing film production business of MPL.


                  (iv) Attached as Section B of the MPL Disclosure Letter is a true and complete list of the classes of all tangible properties and assets owned by MPL or leased or licensed by MPL from or to a third party (including inventory but not including Intangibles, as defined in Section 2.02(i)), and with respect to such properties and assets leased or licensed by MPL from or to a third party, a description of such lease or license. All such properties and assets (including Intangibles) owned by MPL are reflected on the Last MPL Balance Sheet (except for acquisitions subsequent to the Last MPL Balance Sheet Date and prior to the Closing Date which are either noted in Section B or C of the MPL Disclosure Letter or are approved in writing by IAMK). All real and other tangible properties and assets owned by MPL or leased or licensed by MPL from or to a third party are in good and usable condition (reasonable wear and tear which is not such as to affect adversely the operation of the business of MPL excepted).


                  (v) To the best of MPL's knowledge, no real property owned by MPL or leased or licensed by MPL from or to a third party lies in an area which is, or will be, subject to zoning, use, or building code restrictions which would prohibit, and, to the best of MPL's knowledge, no state of facts relating to the actions or inaction of another person or entity or his or its ownership, leasing, or licensing of any real or personal property exists or will exist which would prevent, the continued effective ownership, leasing, or licensing of such real property in the businesses in which MPL is now engaged or the businesses in which it contemplates engaging.


                  (vi) The properties and assets (including Intangibles) owned by MPL (other than those leased or licensed by MPL to a third party) or leased or licensed by MPL from a third party constitute all such properties and assets which are necessary to the business of MPL as presently conducted or as it contemplates conducting.


                  (vii) MPL has not caused or permitted its businesses properties, or assets to be used to generate, manufacture, refine, transport, treat, store, handle, dispose of, transfer, produce, or process any Hazardous Substance (as such term is defined in Section 2.01(f)(v)) except in compliance with all applicable laws, rules, regulations, orders, judgments, and decrees, and has not caused or permitted the Release (as such term is defined in Section 2.01(f)(v)) of any Hazardous Substance on or off the site of any property of MPL.

         (g) Contracts and Other Instruments. Section D of the MPL Disclosure Letter contains a true and correct statement of the information required to be contained therein regarding material contracts, material agreements, instruments, leases, licenses, arrangements, or understandings with respect to MPL. Material contracts and agreements shall mean those contracts and agreements which have been entered into other than in MPL's ordinary course of business and which in the opinion of the MPL board, may be material. MPL has furnished to
IAMK: (i) the certificate of incorporation and articles of association of MPL (or, in each case, the comparable charter documents, if any, under applicable law) and all amendments thereto, as presently in effect, certified by the Secretary or an authorized signatory of MPL and (ii) the following: (A) true and correct copies of all material contracts, material agreements, and instruments referred to in Section D of the MPL Disclosure Letter; (B) true and correct copies of all material leases and licenses referred to in Section B or C of the MPL Disclosure Letter; and (C) true and correct written descriptions of all material supply, distribution, agency, financing, or other arrangements or understandings referred to in Section D of the MPL Disclosure Letter. Except as set forth in Section D of the MPL Disclosure Letter, MPL is not party to any employment agreement with any employee thereof. To the best of MPL's knowledge, none of MPL or any other party to any such contract, agreement, instrument, lease, or license is now or expects in the future to be in violation or breach of, or in default with respect to complying with, any term thereof, and each such material contract, agreement, instrument, lease, or license is in full force and is (to the best of MPL's knowledge in the case of third parties) the legal, valid, and binding obligation of the parties thereto and (subject to applicable bankruptcy, insolvency, and other laws affecting the enforceability of creditors' rights generally) is enforceable as to them in accordance with its terms. Each such material supply, distribution, agency, financing, or other arrangement or understanding is a valid and continuing arrangement or understanding; none of MPL or any other party to any such arrangement or understanding has given notice of termination or taken any action inconsistent with the continuance of such arrangement or understanding; and the execution, delivery, and performance of this Agreement will not prejudice any such arrangement or understanding in any way. MPL enjoys peaceful and undisturbed possession under all leases and licenses under which it is operating. MPL is not party to or bound by any contract, agreement, instrument, lease, license, arrangement, or understanding, or subject to any charter or other restriction, which has had or, to the best of MPL's knowledge, may in the future have a material adverse effect on the financial condition, results of operations, businesses, properties, assets, liabilities, or future prospects of MPL and, following the consummation of the transactions contemplated hereby, IAMK. MPL has not engaged within the last five years in, is engaging in, or intends to engage in any transaction with, or has had within the last five years, now has, or intends to have any contract, agreement, instrument, lease, license, arrangement, or understanding with, any stockholder of MPL, any director, officer, or employee of MPL (except for employment agreements listed in Section D of the MPL Disclosure Letter and employment and compensation arrangements described in Section E of the MPL Disclosure Letter), any relative or affiliate of any stockholder of MPL, any such director, officer, or employee, or any other corporation or enterprise in which any stockholder of MPL, any such director, officer, or employee, or any such relative or affiliate then had or now has a 5% or greater equity or voting or other substantial interest, other than those listed and so specified in Section D of the MPL Disclosure Letter. The stock ledgers and stock transfer books and the minute book records of MPL relating to all issuances and transfers of stock by MPL and all proceedings of the stockholders and the Board of Directors and committees thereof of MPL since its incorporation made available to IAMK are the original stock ledgers and stock transfer books and minute book records of MPL or exact copies thereof. MPL is not in violation or breach of, or in default with respect to, any term of its certificate of incorporation or articles of association (or the comparable charter document, if any, under applicable law).

         (h) Employees.


                  (i) MPL does not have, or contribute to, any pension, profit-sharing, option, other incentive plan, or any other type of Employee Benefit Plan or has any obligation to or customary arrangement with employees for bonuses, incentive compensation, vacations, severance pay, sick pay, sick leave, insurance, service award, relocation, disability, tuition refund, or other benefits, whether oral or written, except as set forth in Section E of the MPL Disclosure Letter. MPL has furnished to IAMK true and correct copies, of all documents evidencing plans, obligations, or arrangements referred to in Section E of the MPL Disclosure Letter (or true and correct written summaries of such plans, obligations, or arrangements to the extent not evidenced by documents) and true and correct copies, so initialed, of all documents evidencing trusts, summary plan descriptions, and any other summaries or descriptions relating to any such plans.


                  (ii) Section E of the MPL Disclosure Letter contains a true and correct statement of the names, relationship with MPL, present rates of compensation (whether in the form of salary, bonuses, commissions, or other supplemental compensation now or hereafter payable), and aggregate compensation for the fiscal year ended December 31, 2003 of (A) each director, officer, or other employee of MPL whose aggregate compensation for the fiscal year ended December 31, 2003 exceeded US$25,000 or whose aggregate compensation presently exceeds the rate of US$25,000 per annum and (B) all sales agents, dealers, or distributors of MPL. Since December 31, 2003, MPL has not changed the rate of compensation of any of its directors, officers, employees, agents, dealers, or distributors, nor has any Employee Benefit Plan or program of MPL been instituted or amended to increase benefits thereunder.


         (i) Patents, Trademarks, Et Cetera. MPL does not own or have pending, and is not licensed or otherwise permitted to use, any material Intangible, other than as described in Section C of the MPL Disclosure Letter. Each Intangible is validly issued and is currently in force and uncontested in all jurisdictions in which it is used or in which such use is contemplated. Section C of the MPL Disclosure Letter contains a true and correct listing of: (i) all Intangibles which are owned (either in whole or in part), used by, or licensed to MPL or which otherwise relate to the businesses of MPL, and a description of each such Intangible which identifies its owner, registrant, or applicant; (ii) all contracts, agreements, instruments, leases, and licenses and identification of all parties thereto under which MPL owns or uses any Intangible (whether or not under license from third parties), together with the identification of the owner, registrant, or applicant of each such Intangible; (iii) all contracts, agreements, instruments, leases, and licenses and identification of all parties thereto under which MPL grants the right to use any Intangible; and (iv) all validity, infringement, right-to-use, or other opinions of counsel (whether in-house or outside) which concern the validity, infringement, or enforceability of any Intangible owned or controlled by a party other than MPL which relates to the businesses, properties, or assets of MPL. Except as specified in Section C of the MPL Disclosure Letter: (v) MPL is the sole and exclusive owner or licensee of, and (other than those licensed by MPL to a third party) has the right to use, all Intangibles; (vi) no Intangible is subject to any order, judgment, decree, contract, agreement, instrument, lease, or license restricting the scope of the use thereof; (vii) during the last five years, MPL has not been charged with, and has not charged others with, unfair competition, infringement of any Intangible, or wrongful use of confidential information, trade secrets, or secret processes; and (viii) MPL is not using any patentable invention, confidential information, trade secret, or secret process of others. There is no right under any Intangible necessary to the businesses of MPL as presently conducted or as it contemplates conducting, except such as are so designated in Section C of the MPL Disclosure Letter. MPL has not infringed, is not infringing, and has not received notice of infringement in respect of the Intangibles or asserted Intangibles of others, nor has MPL been advised by counsel or others that it is infringing or may infringe the Intangibles or asserted Intangibles of others if any currently contemplated business activity is effectuated. To the knowledge of MPL, there is no infringement by others of Intangibles of MPL. As far as MPL can foresee, there is no Intangible or asserted Intangible of others that may materially adversely affect the financial condition, results of operations, businesses, properties, assets, liabilities, or future prospects of MPL. All contracts, agreements, instruments, leases, and licenses pertaining to Intangibles to which MPL is a party, or to which any of its businesses, properties, or assets are subject, are in compliance with all laws, rules, regulations, orders, judgments, and decrees binding on MPL or to which any of its businesses, properties, or assets are subject. There is no trademark, tradename or service mark used by MPL to identify, respectively, its products, businesses, or services. Neither the MPL Shareholder, any director, officer, or employee of MPL, any relative or affiliate of the MPL Shareholder or any such director, officer, or employee, nor any other corporation or enterprise in which the MPL Shareholder, any such director, officer, or employee, or any such relative or affiliate had or now has a 5% or greater equity or voting or other substantial interest, possesses any Intangible which relates to the businesses of MPL.

         () Questionable Payments. Neither MPL, nor any director, officer, agent, employee, or other person associated with, or acting on behalf of, MPL, nor the MPL Shareholder, has, directly or indirectly: used any corporate funds for unlawful contributions, gifts, entertainment, or other unlawful expenses relating to political activity; made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns from corporate funds; violated any provision of the Foreign Corrupt Practices Act of 1977, as amended; or made any bribe, rebate, payoff, influence payment, kickback, or other unlawful payment.


         (k) Authority. MPL has all requisite power and authority to execute, deliver, and perform this Agreement. All necessary corporate proceedings of MPL have been duly taken to authorize the execution, delivery, and performance of this Agreement by MPL. This Agreement has been duly authorized, executed, and delivered by MPL, constitutes the legal, valid, and binding obligation of MPL, and is enforceable as to MPL in accordance with its terms. Except as otherwise set forth in this Agreement, no consent, authorization, approval, order, license, certificate, or permit of or from, or declaration or filing with, any federal, state, local, or other governmental authority or any court or other tribunal is required by MPL for the execution, delivery, or performance of this Agreement by MPL. No consent of any party to any material contract, material agreement, instrument, lease, license, arrangement, or understanding to which MPL is a party, or to which its or any of its businesses, properties, or assets are subject, is required for the execution, delivery, or performance of this Agreement (except such consents referred to in Section D of the MPL Disclosure Letter); and the execution, delivery, and performance of this Agreement will not (if the consents referred to in Section D of the MPL Disclosure Letter are obtained prior to the Closing) violate, result in a breach of, conflict with, or (with or without the giving of notice or the passage of time or both) entitle any party to terminate or call a default under, entitle any party to receive rights or privileges that such party was not entitled to receive immediately before this Agreement was executed under, or create any obligation on the part of MPL or IAMK to which it was not subject immediately before this Agreement was executed under, any term of any such material contract, agreement, instrument, lease, license, arrangement, or understanding, or violate or result in a breach of any term of the certificate of incorporation or by-laws of MPL (or the comparable charter documents, if any, under applicable law), or (if the provisions of this Agreement are satisfied) violate, result in a breach of, or conflict with any law, rule, regulation, order, judgment, or decree binding on MPL or to which any of its businesses, properties, or assets are subject. Except as set forth in Section G of the MPL Disclosure Letter, neither MPL nor any of its officers, directors, employees, or agents has employed any broker or finder or incurred any liability for any fee, commission, or other compensation payable by any person on account of alleged employment as a broker or finder, or alleged performance of services as a broker or finder, in connection with or as a result of this Agreement or the other transactions contemplated hereby and in connection herewith.


         (l) Insurance. All policies of fire and other insurance against casualty and other losses and public liability insurance carried by MPL are described in Section H of the MPL Disclosure Letter (including the risks covered and limits of such policies) and are in full force and effect. A full and complete copy of each such insurance policy has been provided to IAMK, and such policies are summarized in Section F of the MPL Disclosure Letter. All premiums in respect of such policies for which premium notices have been received have been paid in full as the same become due and payable. MPL have not failed to give any notice or present any claim under any insurance policy in due and timely fashion. There are no actual claims or claims threatened in writing against MPL which could come within the scope of such coverage nor are any such policies currently threatened with cancellation. There are no outstanding requirements or recommendations by any insurance company that issued a policy with respect to any of the respective assets, the businesses, or operations of MPL or by any Board of Fire Underwriters or other body exercising similar functions or by any governmental authority requiring or recommending any repairs or other work to be done on, or with respect to, any of the respective assets of MPL or requiring or recommending any equipment or facilities to be installed on any premises from which the respective businesses of MPL is conducted or in connection with any of the respective assets thereof. MPL does not have any knowledge of any material proposed increase in applicable insurance rates or of any conditions or circumstances applicable to the respective businesses thereof that might result in such increases. No such policy is terminable by virtue of the transactions contemplated by this Agreement.

         (m) Business Conducted in No Other Name. Subject to the next sentence, all business of MPL has been conducted in its and for their benefit and there are no parties related or affiliated with MPL, either directly or indirectly, which are competing for the business of MPL.


         (n) Customers and Suppliers. There has been no termination or cancellation of any relationship between MPL and any material supplier, or any customer or group of customers which, individually or in the aggregate, represented more than five (5%) percent of the gross revenues of MPL taken as a whole during the year ended December 31, 2003, nor is there any reason to believe that any such terminations or cancellations of such magnitudes are pending or threatened.


         () Completeness of Disclosure. No representation or warranty by MPL in this Agreement contains, or at the Closing Date will contain, an untrue statement of material fact or omits or at the Closing Date will omit to state a material fact required to be stated therein or necessary to make the statements made not misleading.


         (p) Compliance with Law and Government Regulations. MPL is in compliance in all material respects with, and is not in violation of, applicable local or foreign statutes, laws and regulations (including without limitation, any applicable building, zoning or other law, ordinance or regulation) affecting its properties or the operation of its business. MPL is not subject to any order, decree, judgment or other sanction of any court, administrative agency or other tribunal.


         Section 2.03 Representations and Warranties of the MPL Shareholder. The MPL Shareholder hereby represents and warrants to, and agrees with, IAMK as follows:


         (a) Representations and Warranties of MPL. To the knowledge of the MPL Shareholder, the representations and warranties of MPL set forth in Section 2.02 hereof are true and correct in all material respects. Nothing has come to the attention of the MPL Shareholder that would lead the MPL Shareholder to believe that any representation or warranty of MPL set forth on Section 2.02 hereof is untrue or incorrect in any material respect.


         (b) Authority. MPL and the MPL Shareholder have each approved this Agreement and duly authorized the execution and delivery hereof. The MPL Shareholder has full power and authority under the laws thereof to execute, deliver, and perform this Agreement and the transactions contemplated hereby and in connection herewith.

         (c) Ownership of Shares. The MPL Shareholder owns beneficially all of the shares of MPL Capital Stock. The MPL Shareholder has full power and authority to transfer such shares of MPL Capital Stock to IAMK under, pursuant to, and in accordance with, this Agreement, and such shares are free and clear of any liens, charges, mortgages, pledges or encumbrances and such shares are not subject to any claims as to the ownership thereof, or any rights, powers or interest therein, by any third party and are not subject to any preemptive or similar rights of stockholders.

         (d) Investment Representations and Covenants.

                  (i) The MPL Shareholder represents that it is acquiring the shares of IAMK Common Stock to be issued pursuant to Section 1.02(a) hereof for its own account and for investment only and not with a view to distribution or resale thereof within the meaning of such phrase as defined under the Securities Act. The MPL Shareholder shall not dispose of any part or all of such shares of IAMK Common Stock in violation of the provisions of the Securities Act and the rules and regulations promulgated under the Securities Act by the SEC and all applicable provisions of state securities laws and regulations.

                  (ii) The certificate or certificates representing the shares of IAMK Common Stock shall bear a legend in substantially the form set forth in Section 1.02(c) hereof.

                  (iii) The MPL Shareholder acknowledges being informed that the shares of IAMK Common Stock to be issued pursuant to Section 1.02(a) hereof shall be unregistered, shall be "restricted securities" as defined in paragraph (a) of Rule 144 under the Securities Act, and must be held indefinitely unless (a) they are subsequently registered under the Securities Act, or (b) an exemption from such registration is available. The MPL Shareholder further acknowledges that IAMK does not have an obligation to currently register such securities for the account of MPL Shareholder.

                  (iv) The MPL Shareholder acknowledges that it has been afforded access to all material information which they have requested relevant to its decision to acquire the shares of IAMK Common Stock and to ask questions of IAMK's management and that, except as set forth herein, neither IAMK nor anyone acting on behalf of IAMK has made any representations or warranties to the MPL Shareholder which have induced, persuaded, or stimulated the MPL Shareholder to acquire such shares of IAMK Common Stock.

                  (v) Either alone, or together with their investment advisor(s), the MPL Shareholder has the knowledge and experience in financial and business matters to be capable of evaluating the merits and risks of the prospective investment in the shares of IAMK Common Stock, and the MPL Shareholder is and will be able to bear the economic risk of the investment in such shares of IAMK Common Stock.

                                   ARTICLE III

                                    COVENANTS

         Section 3.01 Covenants of IAMK. IAMK covenants and agrees that, after the date hereof and through the earlier of the Closing or the date of the termination of this Agreement pursuant to Article IV hereof (the earlier of such times, the "Release Time"), unless MPL will otherwise approve in writing, which approval will not be unreasonably withheld:

         (a) (i) Until the Release Time, no dividend or liquidating or other distribution or stock split shall be authorized, declared, paid, or effected by IAMK in respect of the outstanding shares of IAMK Common Stock.


                  (ii) Until the Release Time, no share of capital stock of IAMK or warrant for any such share, right to subscribe to or purchase any such share, or security convertible into, or exchangeable or exercisable for, any such share, shall be issued or sold by IAMK.


         (b) Until the Release Time, IAMK will afford the officers, directors, employees, counsel, agents, investment bankers, accountants, and other representatives of MPL and the MPL Shareholder free and full access to the plants, properties, books, and records of IAMK. IAMK will permit them to make extracts from and copies of such books and records, and will from time to time furnish MPL and the MPL Shareholder with such additional financial and operating data and other information as to the financial condition, results of operations, businesses, properties, assets, liabilities, or future prospects of IAMK as MPL or the MPL Shareholder from time to time may request. Until the Release Time, IAMK will cause the independent certified public accountants of IAMK to make available to MPL, its independent certified public accountants, and the MPL Shareholder, the work papers relating to the audits of IAMK referred to in
Section 2.01(c) of this Agreement.


         (c) Until the Release Time, IAMK will conduct its affairs, so that on the Closing Date, no representation or warranty of IAMK will be inaccurate or misleading, no covenant or agreement of IAMK will be breached, and no condition in this Agreement will remain unfulfilled by reason of the actions or omissions of IAMK. Except as otherwise consented to by MPL in writing, until the Release Time, IAMK will conduct its affairs in all respects only in the ordinary course.


         (d) Until the Release Time, IAMK will immediately advise MPL in a detailed written notice of any material fact or occurrence or any pending or threatened material occurrence of which it obtains knowledge and which (if existing and known at the date of the execution of this Agreement) would have been required to be set forth or disclosed in or pursuant to this Agreement or in the IAMK Disclosure Letter, which (if existing and known at any time prior to or at the Closing) would make the performance by any party of a covenant contained in this Agreement impossible or make such performance materially more difficult than in the absence of such fact or occurrence, or which (if existing and known at the time of the Closing) would cause a condition to any party's obligations under this Agreement not to be fully satisfied.


         (e) IAMK shall use its commercially reasonable efforts to insure that all confidential information which IAMK or any of its officers, directors, employees, counsel, agents, investment bankers, or accountants may now possess or may hereafter create or obtain relating to the financial condition, results of operations, businesses, properties, assets, liabilities, or future prospects of MPL, any affiliate of MPL, or any customer or supplier of MPL or any such affiliate shall not be published, disclosed, or made accessible by any of them to any other person or entity without the prior written consent of MPL, which written consent shall not be unreasonably withheld; provided, however, that the restrictions of this sentence shall not apply (i) as may otherwise be required by law, (ii) as may be necessary or appropriate in connection with the enforcement of this Agreement, or (iii) to the extent the information shall have otherwise become publicly available. IAMK shall, and shall cause all other such persons and entities to, deliver to MPL all tangible evidence of the confidential information relating to MPL, any affiliate of MPL, or (insofar as such confidential information was provided by, or on behalf of, MPL, or any such affiliate of MPL) any customer or supplier of any of them or any such affiliate to which the restrictions of the foregoing sentence apply immediately after the termination of this Agreement pursuant to Article IV or V hereof.


         (f) Before IAMK releases any information concerning this Agreement or any of the other transactions contemplated hereby or in connection herewith which is intended for or may result in public dissemination thereof, IAMK shall cooperate with MPL, shall furnish drafts of all documents or proposed oral statements to MPL for comment, and shall not release any such information without the written consent of MPL. Nothing contained herein shall prevent IAMK from releasing any information if required to do so by law.


         (g) IAMK shall not make any agreement or reach any understanding not approved in writing by MPL as a condition for obtaining any consent, authorization, approval, order, license, certificate, or permit required for the consummation of the transactions contemplated by this Agreement.


         (h) IAMK shall promptly prepare all required or, in the reasonable opinion of the parties hereto, appropriate Periodic Reports (as hereinafter defined) and other regulatory filings relating to this Agreement and the transactions contemplated hereby and in connection herewith. IAMK shall furnish or cause to be furnished, for inclusion in the Periodic Reports, such information about IAMK, and IAMK's security holders as may be required or as may be reasonably requested by MPL, and shall continue to furnish or cause to be furnished such information as is necessary to keep such information correct and complete in all material respect until the Release Time. IAMK represents and warrants that the information that it has furnished to date, taken as a whole, does not now, and will not at any time prior to the Release Time, (i) contain an untrue or misleading statement of fact or (ii) omit to state a fact required to be stated therein or necessary to make the statements therein not false or misleading. IAMK shall take any action required to be taken by it under state "blue-sky," securities, or take-over laws in connection with the issuance of IAMK Common Stock pursuant to the transactions contemplated hereby and in connection herewith. The filings made by IAMK within the past six years with the SEC were, if filed under the Exchange Act, prepared in accordance with the then existing requirements of the Exchange Act and the rules and regulations thereunder and, if filed under the Securities Act, prepared in accordance with the then existing requirements of the Securities Act and the rules and regulations thereunder. Such filings when filed, and the press releases and other public statements IAMK has made subsequent to the last such filing when considered together with such filings, did not at the time of filing or issuance of the press releases or other public statements, as the case may be, and (with respect to the press releases and other public statements, when considered together with such filings) do not now (i) contain an untrue statement of a material fact or (ii) omit to state a material fact required to be stated therein or necessary to make the statements therein not false or misleading.

         (i) If, prior to the Release Time, IAMK Common Stock shall be recapitalized or reclassified or IAMK shall effect any stock dividend, stock split, or reverse stock split of IAMK Common Stock, then the shares of IAMK Common Stock to be delivered under this Agreement or upon exercise, conversion, or exchange of any security to be delivered under this Agreement or assumed by IAMK as contemplated by this Agreement shall be appropriately and equitably adjusted to the kind and amount of shares of stock and other securities and property to which the holders of such shares of IAMK Common Stock or such other security would have been entitled to receive had such stock or such other security been issued and outstanding as of the record date for determining stockholders entitled to participate in such corporate event.


         (j) IAMK shall timely prepare and file any declaration or filing necessary to comply with any transfer tax statutes that require any such filing before the Closing.


         (k) Until the Release Time, IAMK shall not, and shall not authorize or permit any officer, director, employee, counsel, agent, investment banker, accountant, or other representative of IAMK, directly or indirectly, to contemplate or enter into any transaction the effect of which may be to prohibit, restrict, or delay the consummation of the transactions contemplated by this Agreement or impair the contemplated benefits to IAMK's stockholders of the transactions contemplated by this Agreement.


         (l) (i) Following the consummation of the transactions contemplated hereby and in connection herewith, IAMK will cause MPL to continue its historic business or to use a significant portion of MPL's historic business assets in a business, in each case within the meaning of section 1.368-1(d) of the Treasury Regulations, assuming that the assets of, and the business conducted by, MPL at the Closing Date constitute MPL's historic business assets and historic business, respectively.

                  (ii) Following the consummation of the transactions contemplated hereby and in connection herewith, IAMK will not permit MPL to issue additional shares that would result in IAMK losing control of MPL within the meaning of section 368(c) of the Code.

         (m) IAMK shall use best efforts to file, within 30 days following the Closing, with the National Association of Securities Dealers, Inc., or its affiliates, all information required by Rule 15c2-11 under the Exchange Act, if required.


         (n) Prior to the Closing, IAMK shall cause its certificate and articles of incorporation to be amended as follows: (i) to cause the corporate name thereof to be changed to a name nominated by MPL or MPL Shareholder; (ii) to reverse split the number of shares of IAMK common stock to 9,027,777 shares;
  (iii) to increase the number of shares of IAMK Common Stock authorized thereunder to 200,000,000 shares.


         (o) Effective at the Closing, each member of the Board of Directors of IAMK shall tender his or her respective resignation therefrom and shall appoint such individuals as MPL may nominate and notified to IAMK as directors of IAMK.


         (p) On or prior to the Closing Date, IAMK shall deliver to MPL and the MPL Shareholder the completed IAMK Disclosure Letter, which letter shall be correct and complete in all material respects and in the agreed form between the parties hereto.


         (q) In addition to the shares of IAMK Common Stock to be delivered pursuant to Sections 1.02(a) and 1.03(a) hereof, 5,195,000 new shares of IAMK Common Stock shall be issued and delivered in certificated form at the Closing to, or to the order of, the following: (i) 3,428,700 shares to Orient Financial Services Limited; (ii) 1,766,300 shares to Emerging Growth Partners, Inc.


         (r) As soon as reasonably practical following the Closing, IAMK shall apply to have the IAMK Common Stock listed upon the American Stock Exchange or included for quotation on the Nasdaq Stock Market.


         (s) Existing affiliate shareholders of IAMK shall agree to place in escrow and exchange, on the 91st day following the Closing, 3,000,000 restricted common shares held in excess of two years for 3,000,000 newly issued restricted common shares issued to MPL's financial advisors, Emerging Growth Partners, Inc. and Orient Financial Services, Ltd.




         Section 3.02 Covenants of MPL. MPL covenants and agrees that, after the date hereof and through the Release Time, unless IAMK will otherwise approve in writing, which approval will not be unreasonably withheld or delayed:

         (a) Until the Release Time, no amendment will be made in the certificate of incorporation or articles of association (or, in each case, the comparable charter documents, if any, under applicable law) of MPL.


         (b) Until the Release Time, no share of MPL Capital Stock, option or warrant for any such share, right to subscribe to or purchase any such share, or security convertible into, or exchangeable or exercisable for, any such share, shall be issued or sold by MPL, otherwise than as contemplated by, or in connection with, this Agreement.


         (c) Until the Release Time, no dividend or liquidating or other distribution or stock split shall be authorized, declared, paid, or effected by MPL in respect of the outstanding shares of MPL Capital Stock. Until the Release Time, no direct or indirect redemption, purchase, or other acquisition shall be made by MPL of shares of MPL Capital Stock.


         (d) Until the Release Time, except in the ordinary course of its business, MPL shall not borrow money, guarantee the borrowing of money, engage in any transaction, or enter into any material agreement other than in connection with the transactions contemplated hereby or in connection herewith or otherwise pursuant to any currently outstanding credit line of MPL. For purposes of this Agreement and unless otherwise defined, references to "material", as well as correlative terms (e.g., materially, materiality, etc.), shall be deemed to refer to amounts of US$50,000 or more or effects or consequences of US$50,000 or more.

         (e) Until the Release Time, MPL will afford the officers, directors, employees, counsel, agents, investment bankers, accountants, and other representatives of IAMK and lenders, investors, and prospective lenders and investors free and full access to the plants, properties, books, and records of MPL, will permit them to make extracts from and copies of such books and records, and will from time to time furnish IAMK with such additional financial and operating data and other information as to the financial condition, results of operations, businesses, properties, assets, liabilities, or future prospects of MPL as IAMK from time to time may request. Until the Release Time, MPL will cause the independent certified public accountants of MPL to make available to IAMK and its independent certified public accountants the work papers relating to the audits of MPL referred to in Section 2.02(c) of this Agreement.


         (f) Until the Release Time, MPL will conduct its affairs so that at the Closing, no representation or warranty of MPL will be inaccurate in any material respect, no covenant or agreement of MPL will be breached, and no condition in this Agreement will remain unfulfilled by reason of the actions or omissions of MPL. Except as otherwise consented to by IAMK in writing, until the Release Time, MPL will use its best efforts to preserve the business operations of MPL intact, to keep available the services of its present personnel, to preserve in full force and effect the contracts, agreements, instruments, leases, licenses, arrangements, and understandings of MPL, and to preserve the good will of its suppliers, customers, and others having business relations with any of them.


         (g) Until the Release Time, MPL will immediately advise IAMK in a detailed written notice of any material fact or occurrence or any pending or threatened material occurrence of which it obtains knowledge and which (if existing and known at the date of the execution of this Agreement) would have been required to be set forth or disclosed in or pursuant to this Agreement or the MPL Disclosure Letter, which (if existing and known at any time prior to or at the Closing) would make the performance by any party of a covenant contained in this Agreement impossible or make such performance materially more difficult than in the absence of such fact or occurrence, or which (if existing and known at the time of the Closing) would cause a condition to any party's obligations under this Agreement not to be fully satisfied.


         (h) MPL shall use its commercially reasonable efforts to insure that all confidential information which MPL or any of its respective officers, directors, employees, counsel, agents, investment bankers, or accountants may now possess or may hereafter create or obtain relating to the financial condition, results of operations, businesses, properties, assets, liabilities, or future prospects of IAMK, any affiliate thereof, or any customer or supplier thereof or of any such affiliate shall not be published, disclosed, or made accessible by any of them to any other person or entity at any time or used by any of them except in the ordinary course of business and for the benefit of MPL; provided, however, that the restrictions of this sentence shall not apply
(A) after this Agreement is terminated pursuant to Article IV or V hereof or otherwise, (B) as may otherwise be required by law, (C) as may be necessary or appropriate in connection with the enforcement of this Agreement, or (D) to the extent the information shall have otherwise become publicly available.


         (i) Before MPL releases any information concerning this Agreement or any of the transactions contemplated by this Agreement which is intended for, or may result in, public dissemination thereof, MPL shall cooperate with IAMK, shall furnish drafts of all documents or proposed oral statements to IAMK for comment, and shall not release any such information without the written consent of IAMK, which consent shall not be unreasonably withheld. Nothing contained herein shall prevent MPL from releasing any information if required to do so by law or by regulatory bodies in Hong Kong including The Stock Exchange of Hong Kong Limited and the Hong Kong Securities and Futures Commission.


         (j) MPL shall not make any agreement or reach any understanding not approved in writing by IAMK as a condition for obtaining any consent, authorization, approval, order, license, certificate, or permit required for the consummation of the transactions contemplated by this Agreement.


         (k) MPL shall so far as is reasonably required by law or relevant regulations and not in contravention of any laws or regulations of any applicable jurisdiction furnish, or cause to be furnished, for inclusion in the periodic and other reports of IAMK on Forms 8-K, 10-QSB, 10-KSB, 14C, 14F-1, or otherwise (such periodic and other reports, together with all financial statements, exhibits, amendments, and supplements thereto, in the form filed by IAMK with the SEC being hereinafter referred to as the "Periodic Reports"), to be filed pursuant to the Exchange Act in connection with the transactions contemplated by this Agreement, or for inclusion in IAMK's filings under state "blue-sky," securities, or take-over laws, such information about MPL or the MPL Shareholder as may be required or as may be reasonably requested by IAMK, and shall continue to furnish or cause to be furnished such information as is necessary to keep such information correct and complete in all material respect until the Release Time. MPL represents and warrants that the information that it has furnished to date, taken as a whole, does not now, and will not at any time prior to the Release Time, (i) contain an untrue statement of a material fact or
(ii) omit to state a material fact required to be stated therein or necessary to make the statements therein not false or misleading.

         (l) MPL shall timely prepare and file any declaration or filing necessary to comply with any transfer tax statutes that require any such filing before the Closing.


         (m) On or prior to the Closing Date, MPL and the MPL Shareholder shall deliver to IAMK the completed MPL Disclosure Letter, which letter shall be correct and complete in all material respects.

         Section 3.03 Covenants of the MPL Shareholder. The MPL Shareholder covenants and agrees that, after the date hereof and through the Release Time, unless IAMK will otherwise approve in writing, which approval will not be unreasonably withheld, as follows:

         (a) The MPL Shareholder will use best efforts to cause MPL to perform each covenant thereof set forth herein on a timely basis.


         (b) Until the earlier of the Release Time, the MPL Shareholder shall take no action the result of which shall be to cause MPL to make any amendment in the certificate of incorporation or articles of association (or, in each case, the comparable charter documents, if any, under applicable law) thereof.


         (c) Before the MPL Shareholder release any information concerning this Agreement or any of the transactions contemplated by this Agreement which is intended for, or may result in, public dissemination thereof, the MPL Shareholder shall cooperate with IAMK, shall furnish drafts of all documents or proposed oral statements to IAMK for comment, and shall not release any such information without the written consent of IAMK, which consent shall not be unreasonably withheld. Nothing contained herein shall prevent the MPL Shareholder from releasing any information if required to do so by law or by regulatory bodies in Hong Kong including The Stock Exchange of Hong Kong Limited and the Hong Kong Securities and Futures Commission.


         (d) The MPL Shareholder shall furnish, or cause to be furnished, for inclusion in the Periodic Reports to be filed pursuant to the Exchange Act in connection with the transactions contemplated by this Agreement, or for inclusion in IAMK's filings under state "blue-sky," securities, or take-over laws, such information about MPL or the MPL Shareholder as may be required or as may be reasonably requested by IAMK, and shall continue to furnish or cause to be furnished such information as is necessary to keep such information correct and complete in all material respect until the Release Time. The MPL Shareholder represents and warrants that the information in writing that they have furnished to date regarding themselves, taken as a whole, do not now, and will not at any time prior to the Release Time, (i) contain an untrue statement of a material fact or (ii) omit to state a material fact required to be stated therein or necessary to make the statements therein not false or misleading.








                                   ARTICLE IV


                     CONDITIONS; ABANDONMENT AND TERMINATION


         Section 4.01 Right of IAMK to Abandon. IAMK's Board of Directors shall have the right to abandon or terminate this Agreement if any of the following conditions shall not be true or shall not have occurred, as the case may be, as of the specified date or dates:


         (a) All representations and warranties of MPL and the MPL Shareholder contained in this Agreement shall be accurate when made and, in addition, shall be accurate as of the Closing Date as though such representations and warranties were then made in exactly the same language by MPL or the MPL Shareholder, as applicable, and regardless of knowledge or lack thereof on the part of MPL or the MPL Shareholder (as applicable) or changes beyond its control; as of the Closing Date, MPL and the MPL Shareholder shall have performed and complied with all covenants and agreements and satisfied all conditions required to be performed and complied with by it at or before the Closing Date, respectively, by this Agreement; and IAMK shall have received a certificate executed by the chief executive officer and the chief financial officer of MPL and the MPL Shareholder, dated the Closing Date, to that effect.


         (b) MPL and the MPL Shareholder shall have delivered to IAMK at or prior to the Closing Date such other documents (including certificates of officers of MPL) as IAMK may reasonably request in order to enable IAMK to determine whether the conditions to their obligations under this Agreement have been met and otherwise to carry out the provisions of this Agreement.


         (c) All actions, proceedings, instruments, and documents required by MPL and the MPL Shareholder to carry out this Agreement or incidental thereto and all other related legal matters shall be subject to the reasonable approval of counsel to IAMK, and MPL and the MPL Shareholder shall have furnished such counsel such documents as such counsel may have reasonably requested for the purpose of enabling them to pass upon such matters.


         (d) At the Closing, there shall not be pending any legal proceeding relating to, or seeking to prohibit or otherwise challenge the consummation of, the transactions contemplated by this Agreement, or to obtain substantial damages with respect thereto.


         (e) There shall not have been any action taken, or any law, rule, regulation, order, judgment, or decree proposed, promulgated, enacted, entered, enforced, or deemed applicable to the transactions contemplated by this Agreement by any federal, state, local, or other governmental authority or by any court or other tribunal, including the entry of a preliminary or permanent injunction, which, in the reasonable judgment of IAMK, (i) makes this Agreement or any of the transactions contemplated by this Agreement illegal, (ii) results in a delay in the ability of MPL or IAMK to consummate the transactions contemplated by this Agreement beyond December 20, 2004, (iii) requires the divestiture by IAMK of a material portion of the business of either IAMK or of MPL, (iv) imposes material limitations on the ability of IAMK effectively to exercise full rights of ownership of shares of MPL including the right to vote such shares on all matters properly presented to the MPL Shareholder, or (v) otherwise prohibits, restricts, or delays consummation of the transactions contemplated by this Agreement or impairs the contemplated benefits to IAMK of this Agreement or any of the other transactions contemplated by this Agreement.

         (f) The parties to this Agreement shall have obtained at or prior to the Closing Date all unconditional written approval to this Agreement and to the execution, delivery, and performance of this Agreement by each of them of relevant governmental authorities having jurisdiction over IAMK or MPL or the subject matter of this Agreement.


         (g) The parties to this Agreement shall have obtained at or prior to the Closing Date all consents required for the consummation of the transactions contemplated by this Agreement from any unrelated third party to any contract, agreement, instrument, lease, license, arrangement, or understanding to which any of them is a party, or to which any of them or any of their respective businesses, properties, or assets are subject.


         (h) There shall not have been any material adverse change in the condition (financial or otherwise), operations, business, assets, liabilities, earnings or prospects of MPL since the date hereof.

         (i) IAMK shall conduct a due diligence review of MPL and the MPL Shareholder, including, without limitation, a review of the MPL Disclosure Letter and the documents referenced therein delivered prior to the Closing Date, and shall be reasonably satisfied with the result of such review.


         Section 4.02 Right of MPL and the MPL Shareholder to Abandon. By the election of the MPL Shareholder, the MPL Shareholder or, otherwise, MPL's Board of Directors shall have the right to abandon or terminate this Agreement if any of the following conditions shall not be true or shall not have occurred, as the case may be, as of the specified date or dates:


         (a) All representations and warranties of IAMK contained in this Agreement shall be accurate when made and, in addition, shall be accurate as of the Closing Date as though such representations and warranties were then made in exactly the same language by IAMK and regardless of knowledge or lack thereof on the part of IAMK or changes beyond its control; as of the Closing Date, IAMK shall have performed and complied with all covenants and agreements and satisfied all conditions required to be performed and complied with by them at or before the Closing Date by this Agreement; and MPL shall have received certificates executed by the chief executive officer and the chief financial officer of IAMK, dated the Closing Date, to that effect.


         (b) MPL shall have received at the Closing, certificates executed by the chief executive officer and the chief financial officer of IAMK, dated as of such dates, to the effect that they have carefully examined the Periodic Reports, and any amendment or supplement thereto, and, to the best of their knowledge, (i) neither any Periodic Report, nor any amendment or supplement thereto (A) contains an untrue statement of a material fact or (B) omits to state a material fact required to be stated therein or necessary to make the statements therein not false or misleading, provided in each case that such untrue statement or omission relates to information furnished by or on behalf of, or pertaining to, IAMK or any IAMK security holder, (ii) since the date of the filing of any Periodic Report, no event with respect to IAMK or any IAMK security holder has occurred which should have been set forth in an amendment or a supplement to such Periodic Report which has not been set forth in such an amendment or supplement, (iii) any contract, agreement, instrument, lease, or license regarding IAMK required to be filed as an exhibit to any Periodic Report has been filed as an exhibit to or has been incorporated as an exhibit by reference into such Periodic Report, and (iv) to the effect of clause (k) of this Section 4.02.


         (c) IAMK shall have delivered to MPL and the MPL Shareholder at or prior to the Closing such other documents (including certificates of officers of IAMK) as MPL and the MPL Shareholder may reasonably request in order to enable MPL and the MPL Shareholder to determine whether the conditions to IAMK's obligations under this Agreement have been met and otherwise to carry out the provisions of this Agreement.


         (d) All actions, proceedings, instruments, and documents required by IAMK to carry out this Agreement or incidental thereto and all other related legal matters shall be subject to the reasonable approval of counsel to MPL and the MPL Shareholder, and IAMK shall have furnished such counsel such documents as such counsel may have reasonably requested for the purpose of enabling them to pass upon such matters.


         (e) At the Closing Date, there shall not be pending any legal proceeding relating to, or seeking to prohibit or otherwise challenge the consummation of, the transactions contemplated by this Agreement, or to obtain substantial damages with respect thereto.


         (f) There shall not have been any action taken, or any law, rule, regulation, order, judgment, or decree proposed, promulgated, enacted, entered, enforced, or deemed applicable to the transactions contemplated by this Agreement by any federal, state, local, or other governmental authority or by any court or other tribunal, including the entry of a preliminary or permanent injunction, which, in the reasonable judgment of MPL or the MPL Shareholder, (i) makes this Agreement or any of the transactions contemplated by this Agreement illegal, (ii) results in a delay in the ability of IAMK or MPL to consummate any of the transactions contemplated by this Agreement beyond December 20, 2004, or
(iii) otherwise prohibits, restricts, or delays consummation of the other transactions contemplated by this Agreement or impairs the contemplated benefits to the MPL Shareholder of this Agreement or any of the transactions contemplated by this Agreement.


         (g) The parties to this Agreement shall have obtained at or prior to the Closing Date all unconditional written approval to this Agreement and to the execution, delivery, and performance of this Agreement by each of them of relevant governmental authorities having jurisdiction over IAMK or MPL or the subject matter of this Agreement.


         (h) At or prior to the Closing Date, IAMK shall have made all filings, and taken all actions, necessary to comply with all reporting requirements under federal and state securities laws (including without limitation, applicable "blue-sky" laws with regard to the issuance of IAMK Common Stock as contemplated by this Agreement) other than the filing of Form D up to 15 days following the Closing. Without limiting the generality of the foregoing, any prescribed periods within which a "blue sky" or securities law administrator may disallow IAMK's notice of reliance on an exemption from such state's requirements, shall have elapsed at or prior to the Closing Date.

         (i) The parties to this Agreement shall have obtained at or prior to the Closing Date all consents required for the consummation of the transactions contemplated by this Agreement from any unrelated third party to any contract, agreement, instrument, lease, license, arrangement, or understanding to which any of them is a party, or to which any of them or any of their respective businesses, properties, or assets are subject.


         (j) MPL and the MPL Shareholder shall conduct a due diligence review of IAMK, including, without limitation, a review of the IAMK Disclosure Letter and the documents referenced therein delivered prior to the Closing Date, and same shall be satisfactory in the reasonable opinion of MPL and the MPL Shareholder.


         (k) At the Closing Date, IAMK shall have no assets and no liabilities, determined in accordance with generally accepted accounting principles in effect in the United States applied on a basis consistent with that of the financial statements of IAMK hereinabove referenced.


         (l) At or prior to the Closing Date, all holders of 5% or more of the outstanding IAMK Common Stock immediately prior to such date shall have executed and delivered to MPL the escrow agreement substantially in the form of Exhibit 4.02(l) hereto, and shall have deposited into the escrow created thereby an aggregate of 6,000,000 shares of IAMK Common Stock beneficially owned thereby that are "restricted securities" as defined in Rule 144 under the Securities Act, that have been held thereby for at least two years.


         (m) At or prior to the Closing Date, the officers, directors, and holders of 5% or more of the outstanding IAMK Common Stock immediately prior to such date shall have executed and delivered to MPL an agreement mutually acceptable in form and substance to each of such person or entity, on the one hand, and MPL, on the other hand, providing for restrictions on resale and a "leak-out" of securities following the Closing Date.


         Section 4.03 Optional Abandonment. In addition to the provisions of
Section 4.01 and Section 4.02 above, the transactions contemplated by this Agreement may be abandoned or terminated at or before the Closing notwithstanding adoption and approval of this Agreement and the transactions contemplated hereby by the stockholders of the parties hereto:


         (a) by mutual agreement of the Boards of Directors of IAMK and MPL Shareholder;


         (b) at the option of IAMK's Board of Directors or MPL Shareholder, if the Closing Date shall not have occurred on or before December 20, 2004 (or such later date as the parties may agree);


         (c) at the option of IAMK's Board of Directors, if facts exist which render impossible compliance with one or more of the conditions set forth in
Section 4.01 and such are not waived by IAMK; and


         (d) at the option of MPL Shareholder if facts exist which render impossible compliance with one or more of the conditions set forth in Section
4.02 and such are not waived by MPL Shareholder.


         Section 4.04 Effect of Abandonment. If the transactions contemplated by this Agreement are abandoned or terminated as provided for in this Article IV, except for Sections 3.01(e), 3.02(h), 4.01, 4.02 and 4.03, this Agreement shall forthwith become wholly void and of no further force or effect without liability on the part of either party to this Agreement or on the part of any officer, director, controlling person (if any), employee, counsel, agent, or stockholder thereof; provided, however, that nothing in this Section 4.04 shall release IAMK or MPL or any officer, director, controlling person (if any), employee, counsel, agent, or stockholder thereof from liability for a willful failure to carry out its respective obligations under this Agreement.

                                    ARTICLE V

                                  MISCELLANEOUS

         Section 5.01 Expenses. Whether or not the transactions contemplated in this Agreement are consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby, will be paid by the party incurring such expense or as otherwise agreed to herein.

         Section 5.02 Brokers and Finders. Each of the parties hereto represents, as to itself, that no agent, broker, investment banker or firm or person is or will be entitled to any broker's or finder's fee or any other commission or similar fee in connection with any of the transactions contemplated by this Agreement, except as may be otherwise set forth herein or by separate document.

         Section 5.03 Necessary Actions. Subject to the terms and conditions herein provided, each of the parties hereto agrees to use all reasonable efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement. In the event at any time after the Closing, any further action is necessary or desirable to carry out the purposes of this Agreement, the proper executive officers and/or directors of IAMK or MPL, as the case may be, or the relevant MPL Shareholder or MPL Shareholder will take all such necessary action.

         Section 5.04 Extension of Time; Waivers. At any time prior to the Closing Date:

         (a) IAMK may (i) extend the time for the performance of any of the obligations or other acts of MPL or any MPL Shareholder or MPL Shareholder, (ii) waive any inaccuracies in the representations and warranties of MPL or any MPL Shareholder or MPL Shareholder, or contained herein or in any document delivered pursuant hereto by MPL or any MPL Shareholder or MPL Shareholder, and (iii) waive compliance with any of the agreements or conditions contained herein to be performed by MPL or any MPL Shareholder or MPL Shareholder. Any agreement on the part of IAMK to any such extension or waiver will be valid only if set forth in an instrument, in writing, signed on behalf of IAMK.

         (b) MPL and the MPL Shareholder (by action of the MPL Shareholder), may
(i) extend the time for the performance of any of the obligations or other acts of IAMK, (ii) waive any inaccuracies in the representations and warranties of IAMK contained herein or in any document delivered pursuant hereto by IAMK and
(iii) waive compliance with any of the agreements or conditions contained herein to be performed by IAMK. Any agreement on the part of MPL and to any such extension or waiver will be valid only if set forth in an instrument, in writing, signed on behalf of MPL.

         Section 5.05 Notices. Any notice to any party hereto pursuant to this Agreement will be in writing and given by Certified or Registered Mail or by facsimile, addressed as follows:

Interactive Marketing Technology, Inc.
12400 Ventura Blvd..                     Metrolink Global Limited
Suite 645                                Unit 503C, 5th Floor, Miramar Tower,
Stidio City, CA                          132 Nathan Road, Kowloon, Hong Kong
USA                                      Hong Kong
For the attention of Mr. Martin Goldrod  For the attention of Ms. Chen Ming Yin,
                                         Tiffany
Fax: (805) 526-8519                      Fax:  +852 2191 9890

Copy to:                                 Copy to:
John Holt Smith                          Robert Steven Brown
Kelly Litton & Vann                               Reitler Brown LLC
1900 Avenue of the Stars                 800 Third Avenue
Suite 1450                                        21st Floor
Los Angeles, CA  90067                   New York, New York 10022
Fax: (310) 277-5953                                Fax: (212) 371-5500

         Additional notices are to be given as to each party, at such other address as should be designated in writing complying as to delivery with the terms of this Section 5.05. All such notices will be effective when received.

         Section 5.06 Parties in Interest. This Agreement will inure to the benefit of and be binding upon the parties hereto and the respective successors and assigns. Nothing in this Agreement is intended to confer, expressly or by implication, upon any other person any rights or remedies under or by reason of this Agreement.

         Section 5.07 Counterpart. This Agreement may be executed in one or more counterparts, each of which will be deemed an original and all together will constitute one document. The delivery by facsimile of an executed counterpart of this Agreement will be deemed to be an original and will have the full force and effect of an original executed copy.

         Section 5.08 Severability. The provisions of this Agreement will be deemed severable and the invalidity or unenforceability of any provision hereof will not affect the validity or enforceability of any of the other provisions hereof. If any provisions of this Agreement, or the application thereof to any person or any circumstance, is illegal, invalid or unenforceable, (a) a suitable and equitable provision will be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision, and (b) the remainder of this Agreement and the application of such provision to other persons or circumstances will not be affected by such invalidity or unenforceability, nor will such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.

         Section 5.09 Headings. The Article and Section headings are provided herein for convenience of reference only and do not constitute a part of this Agreement and will not be deemed to limit or otherwise affect any of the provisions hereof.

         Section 5.10 Governing Law. This Agreement will be deemed to be made in and in all respects will be interpreted, construed and governed by and in accordance with the law of the State of New York, without regard to the conflict of law principles thereof.

         Section 5.11 Survival of Representations and Warranties. All terms, conditions, representations and warranties set forth in this Agreement or in any instrument, certificate, opinion, or other writing providing for in it, will survive the Closing and the delivery of the shares of IAMK Common Stock to be issued hereunder at the Closing for a period of two years after Closing, regardless of any investigation made by or on behalf of any of the parties hereto.

         Section 5.12 Assignability. This Agreement will not be assignable by operation of law or otherwise and any attempted assignment of this Agreement in violation of this subsection will be void ab initio.

         Section 5.13 Amendment. This Agreement may be amended with the approval of the MPL Shareholder and the boards of directors of each of IAMK and MPL at any time. This Agreement may not be amended except by an instrument, in writing, signed on behalf of each of the parties hereto.

         IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement in a manner legally binding upon them as of the date first above written.

                                                     INTERACTIVE MARKETING
                                                     TECHNOLOGY, INC.



                                                     By_________________________
                                      Name:
                                     Title:

Attest:

------------------------------
Name:
Title:

                                                     METROLINK PACIFIC LIMITED



                                                     By_________________________
                                                          Name:
                                                          Title:

Attest:

------------------------------
Name:
Title:

                                MPL SHAREHOLDER:




By______________________________
                                      Name:
Attest:

------------------------------
Name:
Title:

                                            ORIENT FINANCIAL SERVICES LIMITED



                                            By____________________________
                                                 Name:
                                                 Title:

Attest:



------------------------------
Name:
Title:


                                            EMERGING GROWTH PARTNERS INC.



                                            By____________________________
                                                 Name:
                                                 Title:

Attest:



------------------------------
Name:
Title: